Exhibit 10.3

ANADARKO PETROLEUM CORPORATION 1201 LAKE ROBBINS DRIVE, THE WOODLANDS, TEXAS 77380

P.O. BOX 1330 HOUSTON, TEXAS 77251-1330 U.S.A. PH. (832)636-1000

PERSONAL AND CONFIDENTIAL

[DATE]

Dear :

The Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) has made an Award of Performance Units (“PUs”) to you under the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as may be amended from time to time (the “Plan”). This PU Award is subject to all terms and conditions of the Plan, the summary of the Plan (the “Plan Summary”) and the provisions of this Award Agreement. Unless defined herein, capitalized terms shall have the meaning assigned to them under the Plan. The Plan and Plan Summary are available on the Anadarko intranet website at the following address: [internal website address].

Effective [Grant Date] (“Grant Date”), you have been awarded PUs as your target (“Target”). The value of these PUs, if any, will be dependent upon the Company’s relative total stockholder return (“TSR”) over the specified [●] performance period that begins [date] and ends [date] (the “Performance Period”). At [●], your Target will vest. The maximum number of PUs that you can earn during the Performance Period will be calculated as follows { x 200%}, with actual payout based on the Company’s TSR ranking as described below.

Each PU represents the value of one share of the Company’s Common Stock. The payout of PUs is contingent upon the Company’s TSR ranking relative to a predetermined peer group during the Performance Period. The TSR measure provides an external comparison of the Company’s performance against a peer group of companies and will be calculated as follows:

Average Closing Stock Price for the last 30 trading days of the Performance Period

Minus

Average Closing Stock Price for the 30 trading days preceding the beginning of the Performance Period

Plus

Dividends paid per share over the Performance Period (based on ex-dividend date)

Total Above Divided By

Average Closing Stock Price for the 30 trading days preceding the beginning of the Performance Period

The actual number of PUs you will earn for the Performance Period is based upon the Company’s relative TSR ranking as follows:

For example, if you were awarded 1,000 target PUs and the Company’s relative ranking for the Performance Period is 3rd, you will receive 1,640 PUs (1,000 x 164%) at [●] (subject to the other terms and conditions of this Award Agreement).

The peer group for the Performance Period includes Apache Corporation, Chesapeake Energy Corporation, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation and Pioneer Natural Resources Company. If, during the Performance Period, any peer company undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going private transaction, bankruptcy, liquidation, merger, consolidation, etc.), then the Committee shall undertake an evaluation to determine whether such peer company will be replaced with a different peer company (any such replacement company shall be identified pursuant to the rules established by the Committee with respect to, and in no event after, the first 90 days of the Performance Period). The Committee has designated Southwestern Energy, Inc.; Cabot Oil and Gas Corporation; Concho Resources, Inc.; and Cimarex Energy as replacement companies, in this respective order.

After the end of the Performance Period, the value attributed to the PUs that are earned on such date shall be calculated by multiplying the number of PUs earned by the Fair Market Value of the Company’s Common Stock on the day the Committee certifies the performance results and approves the payouts. This value shall be reduced by the applicable payroll taxes as a result of the vesting of the PUs earned, and the resulting amount shall then be paid to you in cash within 60 days after the end of the Performance Period (unless subject to a properly executed deferral election).

Dividend equivalents (as described in Section 9.5 of the Plan) shall not be paid with respect to the PUs (subject to the provisions below regarding payouts following the occurrence of a Change of Control). The PUs do not have voting rights and the PUs do not count toward any applicable stock ownership guidelines.

You may be allowed to make an election to defer your entire PU Award on a separate form provided by Human Resources. All deferral elections and distributions must be made in compliance with Section 409A.

If (i) you incur a “separation from service” (within the meaning of such term set forth in Section 409A under such definitions and procedures as established by the Company in accordance with Section 409A) due to [●], or (ii) you incur a separation from service due to [●], then, in each case, all unvested PUs will be immediately forfeited as of the date of your separation from service.

***

Notwithstanding the preceding provisions of this Award Agreement, the following provisions shall apply in the event a Change of Control occurs prior to the end of the Performance Period and while your PUs remain outstanding:

(i)

The Company’s TSR ranking relative to the peer group shall be determined as if the date upon which the Change of Control occurs (the “Change of Control Date”) is the last day of the Performance Period, and a preliminary calculation of the value of the earned PUs for the Performance Period will be made as of such date (the “Preliminary PU Amount”), which amount will be (A) equal to your Target multiplied by the applicable percentage under the “Payout as % of Target” column of the table above based on the Company’s relative TSR ranking for the Performance Period multiplied by the Fair Market Value of the Company’s Common Stock as of the first trading day immediately preceding the Change of Control Date and (B) solely in the event of [●] (but not in the event of [●]) on or before the Change of Control Date, prorated based on the number of months you worked during the Performance Period (determined without regard to the Change of Control);

(ii)

On the Change of Control Date, your PUs that are outstanding on such date shall be converted into restricted equity units in respect of the common equity security of the Surviving Company (as hereinafter defined), the number of which shall be determined by dividing the Preliminary PU Amount by the fair market value of one such common equity security as of the first business day immediately prior to the Change of Control Date (as determined in good faith by the Committee which, in the case of a publicly-traded security, shall be based on the closing price of such security on the principal exchange upon which it is traded as of the applicable date);

(iii)

Each such restricted equity unit shall, from and after the Change of Control Date, be subject to equitable adjustment by the board of directors (or an authorized committee thereof) of the Surviving Company as if such unit had been granted under the Plan, and such restricted equity units shall be credited with dividend equivalents (in a manner similar to that provided in Section 11.4 of the Plan), which dividend equivalents shall be accrued and deemed reinvested in additional common equity securities of the Surviving Company and paid, less applicable taxes, at such time as the restricted equity units to which they relate vest and settle;

(iv)

Subject to the provisions of clause (v) below, (A) each such restricted equity unit shall vest and be earned on [●] (determined without regard to the occurrence of the Change of Control) and the payment amount with respect thereto shall be based on the fair market value of the common equity security of the Surviving Company as of [●] (determined without regard to the occurrence of the Change of Control) and (B) the payment amount, less applicable withholding taxes, shall be paid to you in cash within 10 days after [●] (determined without regard to the occurrence of the Change of Control); and

(v)

Each such restricted equity unit (and the related dividend equivalents) shall be subject to the same forfeiture, time of payment and, in the event of [●] (but not in the event of [●]) after the Change of Control Date, proration provisions as are provided in the four paragraphs preceding this paragraph and shall be paid, less applicable withholding taxes, in cash; provided, however, that (A) a payment due upon [●] on or after the Change of Control Date shall be based on the fair market value of the common equity security of the Surviving Company as of the date of [●] and shall be paid within 10 days after the date of [●] without regard to any longer period that may be provided pursuant to the preceding paragraphs of this Award Agreement, (B) a payment due after [●] (determined without regard to the occurrence of the Change of Control) shall be based on the fair market value of the common equity security of the Surviving Company as of [●] (determined without regard to the occurrence of the Change of Control) and shall be paid within 10 days after [●] without regard to any longer period that may be provided pursuant to the preceding paragraphs of this Award Agreement, and (C) if the Change of Control constitutes a Section 409A Change of Control (as hereinafter defined) and if you incur a separation from service during the two-year period beginning on the Change of Control Date due to [●] during the Applicable Period following the Change of Control, then (x) you will receive a payout with respect to your restricted equity units on the first business day that is at least six months and one day following the applicable separation from service (or, if earlier, within 10 days after [●] (determined without regard to the occurrence of the Change of Control)), (y) such payout will be based on the fair market value of the common equity security of the Surviving Company as of the fifth business day immediately preceding the date of such payment (or, if the payment is to be made within 10 days after [●] (determined without regard to the occurrence of the Change of Control), then such payout amount will be based on the fair market value of the common equity security of the Surviving Company as of [●] (determined without regard to the occurrence of the Change of Control)), and (z) solely in the case of [●] (but not in the case of [●]), such payout shall be prorated based on the number of months you worked during [●] (determined without regard to the occurrence of the Change of Control).

Any determination of fair market value required pursuant to clause (iv) or (v) of the preceding paragraph shall be made in good faith by the board of directors (or an authorized committee thereof) of the Surviving Company (which, in the case of a publicly-traded security, shall be based on the closing price of such security on the principal exchange upon which it is traded as of the applicable date).

As used herein, the term “Surviving Company” means the entity designated by the Committee on or before the Change of Control Date as resulting from the Change of Control. For the avoidance of doubt, the Company may be the Surviving Company depending on the facts and circumstances relating to the Change of Control. As used herein, the term “Section 409A Change of Control” means a Change of Control (as defined in Section 2.8 of the Plan without regard to the last sentence of such section) that also constitutes a change in control event (as defined in Treasury regulation section 1.409A-3(i)(5)).

Your PUs are subject to several restrictions, including that such PUs may not be transferred, sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, or disposed of to the extent then subject to restrictions.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if you knowingly engaged in the misconduct, were grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not you are one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Plan Administrator may determine that you shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Notwithstanding anything in this Award Agreement or any other agreement between you and the Company to the contrary, including, without limitation, any provisions that prevent the Company from unilaterally amending this Award Agreement, you agree by accepting this Award that the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) has the effect of requiring certain officers of the Company to repay the Company, and for the Company to recoup from such officers, erroneously awarded amounts of incentive-based compensation. If the Act, any rules or regulations promulgated thereunder by the Securities and Exchange Commission or any similar federal or state law requires the Company to recoup any erroneously awarded incentive-based compensation (including stock options and any other equity-based awards) that the Company has paid or granted to you, you hereby agree, even if you have terminated your employment with the Company, to promptly repay such erroneously awarded incentive compensation to the Company upon its written request. This obligation shall survive the termination of this Award Agreement.

After your employment relationship with the Company terminates for any reason, you acknowledge and agree, by accepting the Award Agreement, that you remain subject to the following obligations (“Post-Termination Obligations”), which serve to align your interests with the Company’s long-term business interests. The following Post-Termination Obligations are reasonably related to the protection of such business interests, including the preservation of the Company’s goodwill and the protection of the confidential information that you have obtained and will obtain in the course of your future employment with the Company.

a. Non-Disclosure. You will comply with the obligations contained in the Anadarko Code of Business Conduct and Ethics that continue after termination of employment to not disclose or utilize certain confidential information of the Company and its affiliates as specified therein. As an officer of the Company, the law imposes upon you a duty to safeguard and protect confidential information of the Company and its affiliates. Except as expressly permitted by this Award Agreement and without limiting the foregoing, you shall not use for your own benefit or the benefit of any person or entity (other than the Company and its affiliates), or disclose to any person or entity (other than the Company and its affiliates), any information relating to confidential information of the Company or its affiliates made, developed or acquired by or disclosed to you, individually or in conjunction with others, during your employment with the Company or its affiliates (whether during business hours or otherwise and whether on the Company’s premises or otherwise). The non-disclosure requirements set forth in this paragraph (a) are subject to the provisions of paragraph (e) (“Disclosures”) below.

b. Non-Disparagement. For a term of one (1) year beginning on the last day of your employment with the Company, you shall make no disparaging remarks regarding or relating to Anadarko, its affiliates, or any employee or director of Anadarko or its affiliates. The non-disparagement requirements set forth in this paragraph (b) are subject to the provisions of paragraph (e) (“Disclosures”) below.

c. Non-Solicitation. For a term of one (1) year beginning on the last day of your employment with the Company, you will not, directly or indirectly, solicit, or otherwise attempt to induce, any employee of the Company or any of its affiliates to terminate his or her employment with the Company or such affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Company.

d. Remedies. Should you violate any Post-Termination Obligation, you will not thereafter be entitled to payment with respect to any of the Awards subject to this Award Agreement that have not yet vested and become payable pursuant to the terms hereof, and such Awards shall be forfeited (without value) to the Company immediately as of the date that you violate such Post-Termination Obligation. If your violation of any Post-Termination Obligation is not discovered until after any such Award has vested and been paid to you, the Company may require you to return to it the full amount of such payment (determined prior to the application of any applicable tax withholding). Notwithstanding the foregoing, money damages would not be a sufficient remedy for any breach of a Post-Termination Obligation by you. The Company shall be entitled as a matter of right to specific performance of the Post-Termination Obligations, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Award Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by you or others acting on your behalf, without any showing of irreparable harm and without any showing that the Company does not have adequate remedy at law. The remedies specified herein shall not be construed as limiting the remedies available to the Company and shall be in addition to all other remedies available to the Company at law and in equity. If any term, provision, covenant or condition of the Post-Termination Obligations is held by a court of competent jurisdiction to be illegal, invalid, unenforceable, or void, and not correctable through modification, then such provision, covenant, or condition (or portion thereof) may be severed and the validity and enforceability of the remainder of this Award Agreement shall not in any way be affected, impaired or invalidated.

e. Disclosures. Nothing in this Award Agreement will prevent you from making disparaging remarks or disclosing Company confidential and proprietary information when compelled to do so by law or when such communications are intended to comply with any federal or state whistleblower statute including, but not limited to, information provided in a manner described in Section 21F(h)(1)(A) of the Securities Exchange Act of 1934, as amended, 15 U.S.C. 78u-6(h)(1)(A). Nothing in this Award Agreement will prevent you from: (i) making a good faith report of possible violations of applicable law to any governmental agency or entity or (ii) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

Please establish a Beneficiary Designation for your Long-Term Incentive Equity Awards online at [internal website address] or by contacting the Anadarko Benefits Center at 1-866-472-xxxx, option 1 and then option 1 again. You may update your designation anytime.

If you have any questions about this Award Agreement, please call me at 832-636-xxxx.

Sincerely,

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